SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 18, 2007
LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

1-12386	13-371318

(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015

(Address of Principal Executive Offices)	(Zip Code)
(212) 692-7200
(Registrant’s Telephone Number, Including Area Code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-23.1: CONSENT OF DELOITTE & TOUCHE LLP
EX-23.2: CONSENT OF IMOWITZ KOENIG & CO., LLP
EX-99.1: UPDATES TO NEWKIRK REALTY TRUST'S ITEMS 6,7,8 OF ITS ANNUAL REPORT ON FORM 10-K

ITEM 8.01 Other Events
     This Current Report on Form 8-K of updates Newkirk Realty Trust, Inc. Part II, Items 6, 7 and 8 of our Annual Report on Form 10-K for the year ended December 31, 2005. We are electing to re-issue in an updated format the presentation of Newkirk Realty Trust, Inc.’s historical financial statements to reclassify the income and expenses of 57 properties (50 of which were leased to Albertson’s Inc.; three of which were leased to The Kroger Company; and four of which were leased to Honeywell International, Inc.) to discontinued operations on the consolidated statements of operations and comprehensive income. These reclassifications have no effect on Newkirk Realty Trust, Inc’s reported net income.
     The information contained in this Current Report on Form 8-K is presented as of December 31, 2005, and other than as indicated above, has not been updated to reflect developments subsequent to this date. All other items of Newkirk Realty Trust, Inc.’s Annual Report on Form 10-K remain unchanged.
ITEM 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibits are furnished as part of this Report on Form 8-K:
23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Imowitz Koenig & Co., LLP

99.1	Item 6. Selected Financial Data Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations Item 8. Financial Statements and Supplemental Data

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust
Date: January 18, 2007	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

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Exhibit Index
23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Imowitz Koenig & Co., LLP

99.1	Item 6. Selected Financial Data Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations Item 8. Financial Statements and Supplemental Data

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